
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 9/30/96 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the nine months ended 9/30/96 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                           6,463
<SECURITIES>                                         0
<RECEIVABLES>                                  179,683
<ALLOWANCES>                                     4,650
<INVENTORY>                                    146,012
<CURRENT-ASSETS>                               352,174
<PP&E>                                         129,809
<DEPRECIATION>                                  40,143
<TOTAL-ASSETS>                                 727,718
<CURRENT-LIABILITIES>                          179,285
<BONDS>                                        380,045
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        250
<COMMON>                                         3,747
<OTHER-SE>                                     129,255
<TOTAL-LIABILITY-AND-EQUITY>                   727,718
<SALES>                                        409,492<F1>
<TOTAL-REVENUES>                               570,696
<CGS>                                          338,055
<TOTAL-COSTS>                                  487,345
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                   504<F2><F3>
<INTEREST-EXPENSE>                              19,991
<INCOME-PRETAX>                                  6,080
<INCOME-TAX>                                     1,824
<INCOME-CONTINUING>                              4,256
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     4,256
<EPS-PRIMARY>                                      .19<F4>
<EPS-DILUTED>                                      .28<F4>

<F1>See Note 3 of Notes to Consolidated Financial Statements.
<F2>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title
"Provision for losses on accounts receivables."
<F4>See Exhibit 11.


